Exhibit 99.2

ITEM 6.     SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data of Napster reflect our historical operating results and balance sheet data. Our consolidated statement of operations data set forth below for the years ended March 31, 2004, 2003, 2002, 2001 and 2000 and the consolidated balance sheet data as of March 31, 2004, 2003, 2002, 2001 and 2000 are derived from audited consolidated financial statements. The audited consolidated statement of operations for the years ended March 31, 2004, 2003, 2002, 2001 and 2000 and the audited consolidated balance sheet as of March 31, 2004 and 2003 are included in Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 8, 2005 (the “Form 8-K”). This selected historical consolidated financial data should be read in conjunction with those financial statements and the notes thereto and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.3 to the Form 8-K.

The following selected financial information has been derived from our audited consolidated financial statements. The information set forth below is not necessarily indicative of our future performance and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the consolidated financial statements and related notes included in Exhibit 99.1 to the Form 8-K. In addition, the financial information for the fiscal years ended March 31, 2000 and 2001 and part of the fiscal year ended March 31, 2002 was carved out from Adaptec’s consolidated financial statements and thus, did not necessarily reflect what our financial position and operating results would have been had we operated as a separate, stand-alone entity during these fiscal years. The following selected consolidated financial data as of March 31, 2004, 2003 and 2002 and for the years ended March 2003 and 2002 has been restated to reflect the reclassification described in Note 16 of the Notes to the Consolidated Financial Statements included in Exhibit 99.1 to the Form 8-K.

	Year Ended March 31,
	2004	2003	2002	2001	2000
	(in thousands, except per share date)
Net revenues	$11,964	$—	$—	$—	$—
Cost of revenues :
Cost of revenues	10,422	—	—	—	—
Amortization of purchased technologies	108	—	—	—	—

Total cost of revenues	10,530	—	—	—	—

Gross profit	1,434	—	—	—	—

Operating expenses:
Research and development	11,940	—	—	—	—
Sales and marketing	15,647	—	—	—	—
General and administrative	21,217	17,818	16,319	15,392	9,716
Restructuring charges	1,119	—	—	—	—
Amortization of intangible assets	2,172	666	—	—	—
Stock-based compensation charges(1)	904	773	754	—	—

Total operating expenses	52,999	19,257	17,073	15,392	9,716

Loss from continuing operations	(51,565)	(19,257)	(17,073)	(15,392)	(9,716)
Other income, net	634	914	1,154	—	—

Loss before provision for income taxes	(50,931)	(18,343)	(15,919)	(15,392)	(9,716)
Provision for income taxes	—	—	—	—	—

Loss from continuing operations, after provision for income taxes	(50,931)	(18,343)	(15,919)	(15,392)	(9,716)

Income from discontinued operations, net of tax effect	6,518	6,693	18,145	18,962	14,886

Net income (loss)	$(44,413)	$(11,650)	$2,226	$3,570	$5,170

Earnings per share:
Net loss per share from continuing operations
Basic and diluted	$(1.85)	$(0.94)	$(0.92)	$(0.93)	$(0.59)

Net income per share from discontinued operations
Basic and diluted	$0.24	$0.34	$1.05	$1.15	$0.90

Net income (loss) per share
Basic and diluted	$(1.62)	$(0.60)	$0.13	$0.22	$0.31

Weighted average shares used in computing net income (loss) per share
Basic and diluted	27,496	19,477	17,216	16,500	16,500

(1)	For the fiscal year ended March 31, 2004, stock based compensation charges totaled $904,000, of which $12,000 relates to research and development activities, $54,000 relates to sales and marketing activities and $838,000 relates to general and administrative activities. For the fiscal years ended March 31, 2003 and 2002 stock based compensation charges totaled $773,000 and $754,000, respectively, all of which relates to general and administrative activities.

	2004	2003	2002	2001	2000
	(in thousands)
Consolidated Balance Sheet Data:
Working capital	$35,373	$45,451	$53,404	$14,919	$6,542
Total assets	201,987	157,134	162,836	70,774	68,238
Long-term obligations	68	5,490	921	—	—
Total owner’s net investment/stockholders’ equity	143,020	114,831	121,390	40,617	44,748

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